UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 15, 2005

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU US HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-11668	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On April 15, 2005, TXU Energy Company LLC, a direct subsidiary of TXU US Holdings Company and an indirect subsidiary of TXU Corp., filed a request for a fuel factor adjustment to increase its price-to-beat electricity rate with the Public Utility Commission of Texas (PUC) in response to a sustained increase in natural gas prices. The requested fuel factor adjustment, if approved by the PUC, would result in a 9.9 percent increase in the average monthly residential electric bill of a customer using 1,000 kWhs per month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller

TXU US HOLDINGS COMPANY

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller

TXU ENERGY COMPANY LLC

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller

Dated: April 21, 2005